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                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                          CHIPS AND TECHNOLOGIES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                           (AS AMENDED APRIL 18, 1996)


1.       Establishment.

         1.1 Purpose. The Chips and Technologies, Inc. Employee Stock Purchase Plan was initially adopted in September 1986 and was amended and restated in its entirety effective September 15, 1992 (the "Initial Plan"). The Initial Plan is hereby amended and restated in its entirety effective April 18, 1996 (the "Plan"). The Plan is established to provide Eligible Employees of the Participating Company Group with an opportunity to acquire a proprietary interest in the Company by the purchase of Stock. It is intended that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same definition herein.

         1.2 Plan Term. This Plan shall continue until terminated by the Board or until all of the shares of Stock reserved for issuance under the Plan have been issued, whichever shall first occur.

2.       Definitions.

         2.1 "Board" means the Board of Directors of the Company.

         2.2 "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

         2.3 "Company" means Chips and Technologies, Inc., a Delaware corporation, or any successor corporation thereto.

         2.4 "Compensation" means all amounts paid in cash and includable as "wages" subject to tax under section 3101(a) of the Code without applying the dollar limitation of section 3121(a) of the Code. Accordingly, Compensation shall include, without limitation, salaries, commissions, bonuses, and overtime. Compensation shall not include reimbursements of expenses, allowances, or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan.

         2.5 "Eligible Employee" means an employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.


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         2.6 "Offering" means an offering of Stock as provided in Section 6.

         2.7 "Offering Date" means, for any Offering Period, the first day of such Offering Period.

         2.8 "Offering Period" means a period determined in accordance with
Section 6.1(a).

         2.9 "Option" means a right to purchase Stock pursuant to the terms and conditions of the Plan, as described in Section 7.

         2.10 "Option Agreement" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any shares acquired upon the exercise thereof.

         2.11 "Optionee" means an Eligible Employee who has been granted one or more Options.

         2.12 "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in section 424(e) of the Code.

         2.13 "Participant" means an Eligible Employee participating in the Plan.

         2.14 "Participating Company" means the Company or any Parent Corporation or Subsidiary Corporation.

         2.15 "Participating Company Group" means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

         2.16 "Purchase Date" means, for any Purchase Period, the last day of such period.

         2.17 "Purchase Period" means a period determined in accordance with
Section 6.1(b).

         2.18 "Purchase Price" means the price at which a share of Stock may be purchased pursuant to the exercise of a Purchase Right, as determined in accordance with Section 6.4.

         2.19 "Purchase Right" means an option pursuant to the Plan to purchase such shares of Stock as provided in Section 6.3 which may or may not be exercised during an Offering Period. Such option arises from the right of a Participant to withdraw such Participant's accumulated payroll deductions not previously applied to the purchase of Stock under the Plan (if any) and terminate participation in the Plan or any Offering therein at any time during an Offering Period.



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         2.20 "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

         2.21 "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in section 424(f) of the Code.

3. Administration. The Plan shall be administered by the Board, including a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also mean the committee if it has been appointed. All questions of interpretation of the Plan or of any Option or Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Option or Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Options and Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Options or Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

4.       Shares Subject to Plan.

         4.1 Share Reserve. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be one million five hundred thousand (1,500,000) and shall consist of authorized but unissued shares of Stock. If an outstanding Option or Purchase Right for any reason expires or is terminated or canceled, or any shares of Stock subject to repurchase are repurchased, the shares of Stock allocable to the unexercised portion of such Option or Purchase Right, or such repurchased shares, shall again be available for issuance under the Plan.

         4.2 Capital Changes. In the event of changes in the capital structure of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification, or like change in the Company's capitalization, or in the event of any merger, sale, or any other reorganization, appropriate adjustments shall be made by the Company in the Plan's share reserve, the number of shares subject to outstanding Options and Purchase Rights, the limits on the number of shares which may be purchased in any Offering Period or Purchase Period and in the purchase price per share of outstanding Options and Purchase Rights.

5. Eligibility. Any employee of a Participating Company is eligible to participate in the Plan and/or receive Options except the following:

         5.1 Employees who are customarily employed by a Participating Company for less than twenty (20) hours a week;



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         5.2 Employees who have not completed three months of continuous employment with a Participating Company as of the commencement of an Offering Period or date on which Options are granted;

         5.3 Employees whose customary employment with the Participating Company Group is for not more than five (5) months in any calendar year; and

         5.4 Employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of a Participating Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Participating Company within the meaning of section 423(b)(3) of the Code.

6.       Purchase Rights.

         6.1      Offering Dates.

                  (a) Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by Offerings of approximately two (2) years duration (an "Offering Period"). An Offering Period shall commence on the first day of January and July of each year. Notwithstanding the foregoing, the Board may establish a different term for one (1) or more Offerings and/or different commencing dates and/or ending dates for such Offerings and/or additional Offerings. An employee who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. The Company shall have the authority to designate the maximum number of Offerings in which an Eligible Employee may participate at any one time. In the event the first and/or last day of an Offering Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Offering Period.

                  (b) Purchase Periods. Each Offering Period shall consist of four (4) consecutive purchase periods of approximately six (6) months duration (a "Purchase Period"). Notwithstanding the foregoing, the Board may establish a different term for one (1) or more Purchase Periods and/or different commencing dates and/or Purchase Dates for such Purchase Periods. In the event the first and/or last day of a Purchase Period is not a business day, the Company shall specify the business day that will be deemed the first or last day, as the case may be, of the Purchase Period.

                  (c) Governmental Approval; Stockholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Purchase Right granted pursuant to the Plan shall be subject to (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Purchase Rights and/or the shares of Stock, and (ii) obtaining any necessary stockholder approval of the Plan.


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                  6.2 Participation in the Plan.

                  (a) Initial Participation. An Eligible Employee shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Company's payroll office at such time prior to such Offering Date as may be established from time to time by the Company (the "Enrollment Date") a subscription agreement indicating the employee's election to participate and authorizing payroll deductions. An Eligible Employee who does not deliver a subscription agreement to the Company's payroll office prior to the applicable Enrollment Date for the first Offering Period after becoming eligible to participate in the Plan shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a subscription agreement with the Company prior to the applicable Enrollment Date for such subsequent Offering Period.

                  (b) Continued Participation. A Participant shall automatically participate in each succeeding Offering Period until such time as such Participant withdraws from the Plan pursuant to Section 6.6 below or terminates employment as provided in Section 6.7 below. If a Participant is automatically withdrawn from an Offering at the end of a Purchase Period of such Offering pursuant to Section 6.6(d) below, then the Participant shall automatically participate in the Offering Period commencing on the next business day. A Participant is not required to file any additional subscription agreements for subsequent Offering Periods in order to continue participation in the Plan. However, a Participant may file a subscription agreement with respect to such subsequent Offering Period if the Participant desires to change any of the Participant's elections contained in the Participant's then effective subscription agreement.

                  6.3 Right to Purchase Shares. Except as set forth below, during each Offering Period, each Participant shall have a Purchase Right consisting of the right to purchase that number of whole shares of Stock arrived at by dividing (a) forty percent (40%) of the Participant's Compensation during the three months immediately preceding the Offering Date, by (b) one hundred percent (100%) of the fair market value of a share of Stock on the Offering Date of such Offering Period; provided, however, that such number shall not exceed two thousand (2,000) shares.

                  6.4 Purchase Price. The Purchase Price at which each share of Stock may be acquired in an Offering pursuant to the exercise of all or any portion of a Purchase Right granted under the Plan shall be one hundred percent (100%) of the lesser of (a) the fair market value of a share of Stock on the Offering Date of such Offering Period or (b) the fair market value of a share of Stock at the time of exercise of all or any portion of the Purchase Right.

                  6.5 Payment of Purchase Price. Shares of Stock which are acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions accumulated during the Offering Period. Except as set forth below, the amount of Compensation to be withheld from a Participant's Compensation during each pay period shall be determined by the Participant's subscription agreement.


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                  (a) Election to Decrease Payroll Deductions. During an
Offering Period, a Participant may elect to decrease the amount withheld from his or her Compensation by filing an amended subscription agreement with the Company on or before the "Change Notice Date." The "Change Notice Date" shall initially be the seventh (7th) day prior to the end of the first pay period for which such election is to be effective; however, the Company may change such Change Notice Date from time to time.

                  (b) Limitation on Payroll Deductions. The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall not exceed ten percent (10%) of the Participant's Compensation for such pay period.

                  (c) Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in the Plan.

                  (d) Participant Accounts. Individual accounts shall be maintained for each Participant. All payroll deductions from a Participant's Compensation shall be credited to such account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

                  (e) No Interest Paid. Interest shall not be paid on sums withheld from a Participant's Compensation.

                  (f) Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or whose participation in the Offering has not terminated on or before such date shall automatically acquire pursuant to the exercise of the Participant's Purchase Right the number of whole shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price. However, no Participant shall be entitled to purchase more than five hundred (500) shares of Stock on any Purchase Date, and in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant's Purchase Right.

                  (g) Return of Cash Balance. Any cash balance remaining in the Participant's account shall be refunded to the Participant as soon as practicable after the Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole share of Stock, the Company may establish procedures whereby such cash is maintained in the Participant's account and applied toward the purchase of shares in the subsequent Purchase Period or Offering Period.

                  (h) Company Established Procedures. The Company may, from time to time, establish (i) a minimum required withholding amount for participation in any Offering, (ii) limitations on the frequency and/or number of changes in the

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amount withheld during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iv) payroll withholding in excess of or less than the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of subscription agreements, (v) the date(s) and manner by which the fair market value of a share of Stock is determined for purposes of the administration of the Plan, and/or
(vi) such other limitations or procedures as deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan.

                  (i) Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised after the end of the Offering Period to which such Purchase Right relates shall expire immediately upon the end of such Offering Period.

         6.6      Withdrawal.

                  (a) Withdrawal From an Offering. A Participant may withdraw from an Offering by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office at any time prior to the end of an Offering Period; however, if a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect shares acquired by the Participant in such Purchase Period. Unless otherwise indicated, withdrawal from an Offering shall not result in a withdrawal from the Plan or any succeeding Offering therein. By withdrawing from an Offering on a Purchase Date, a Participant may have shares purchased on such Purchase Date and immediately commence participation in the Offering commencing immediately after such Purchase Date. A Participant is prohibited from again participating in an Offering upon withdrawal from such Offering at any time. The Company may, from time to time, impose a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from an Offering.

                  (b) Return of Payroll Deductions. Upon withdrawal from an Offering, the withdrawn Participant's accumulated payroll deductions shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering under the Plan.

                  (c) Withdrawal from the Plan. A Participant may withdraw from the Plan by signing a written notice of withdrawal on a form provided by the Company for such purpose and delivering such notice to the Company's payroll office. Withdrawals made after a Purchase Date of an Offering Period shall not affect shares acquired by the Participant on such Purchase Date. In the event a Participant voluntarily elects to withdraw from the Plan, the Participant may not resume participation in the Plan during the same Offering Period, but may participate in any subsequent Offering under the Plan by filing a new subscription agreement in the


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same manner as set forth above for initial participation in the Plan. The
Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period prior to the effectiveness of the Participant's withdrawal from the Plan.

                  (d) Automatic Withdrawal From an Offering. If the fair market value of a share of Stock on a Purchase Date of an Offering (other than the final Purchase Date of such Offering) is less than the fair market value of a share of Stock on the Offering Date for such Offering, then every Participant shall automatically (i) be withdrawn from the Offering at the close of the Purchase Date and after the acquisition of shares for such Purchase Period, and
(ii) be enrolled in the Offering commencing on the first business day subsequent to such Purchase Period. A Participant may elect not to be automatically withdrawn from an Offering pursuant to this Section 6.6(d) by delivering to the Company not later than the close of business on the last business day before the date seven (7) days prior to the Purchase Date a written notice indicating such election; provided, however, that the Company may change the date such notice is required to be delivered to the Company from time to time.

         6.7 Termination of Employment. Termination of a Participant's employment with the Company for any reason, including retirement or death or the failure of a Participant to remain an Eligible Employee, shall terminate the Participant's participation in the Plan immediately. In such event, the payroll deductions credited to the Participant's account shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative and all Purchase Rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 6.7. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 6.2.

         6.8 Repayment of Payroll Deductions. In the event a Participant's interest in the Plan or any Offering therein is terminated, the Company shall deliver as soon as practicable to the Participant any payroll deductions credited to the Participant's account with respect to the Plan or any such Offering. Interest shall not be paid on sums returned to a Participant pursuant to this Section 6.8.

         6.9 Reports. Each Participant who exercised all or part of the Participant's Purchase Right for a Purchase Period shall receive as soon as practicable after the Purchase Date of such Purchase Period a report of such Participant's Plan account setting forth the total payroll deductions accumulated, the number of shares of Stock purchased and the remaining cash balance to be refunded or retained in the Participant's account pursuant to
Section 6.5(g), if any.

7. Options. The Board, in its sole discretion, may determine the time or times at which Options shall be granted (a "Grant Date") and the number of shares of Stock to be subject to each Option. Options shall be evidenced by Option Agreements

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specifying the number of shares of Stock covered thereby, in such form as the
Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

         7.1 Equal Rights and Privileges. On each Grant Date, the Board shall specify the number of shares of Stock subject to each Option, and each Eligible Employee shall be granted an Option for an equal number of shares of Stock, as specified by the Board; provided, however, that the Board may specify that the number of shares of Stock subject to each Option shall be based on each Optionee's Compensation. Subject to the provisions of the foregoing sentence, each Option Agreement evidencing an Option granted on a particular Grant Date shall be identical, and shall provide for equal rights and privileges for each Optionee, including, without limitation, the same exercise price, exercise period and permissible forms of consideration.

         7.2 Right to Decline Option. Notwithstanding the foregoing, any Eligible Employee may elect not to receive an Option pursuant to this Section 7 by delivering written notice of such election to the Company no later than the day prior to the Grant Date.

         7.3 Exercise Price. The exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that the exercise price per share for each Option shall be not less than one hundred percent (100%) of the fair market value of a share of Stock on the Grant Date.

         7.4 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that no Option shall be exercisable after the expiration of twenty-seven (27) months after the Grant Date.

         7.5 Payment of Exercise Price.

                  (a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iii) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard form of Option Agreement described in Section 7.6, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the


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 exercise price or which otherwise restrict one or more forms of consideration. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

         7.6 Standard Form of Option Agreement.

                  (a) General. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the form of Immediately Exercisable Stock Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

                  (b) Authority to Vary Terms. Subject to the requirements of
Section 7.1, the Board shall have the authority from time to time to vary the terms of the standard form of Option Agreement described in this Section 7.6 either in connection with the grant or amendment of an Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan.

8. Tax Withholding. The Company shall have the right to require the Optionee or Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for any federal, state, foreign or local tax withholding obligations of the Participating Company Group arising in connection with the Option or Purchase Right or the shares acquired upon the exercise thereof.

9. Limitations on Purchase of Shares; Rights as a Stockholder.

         9.1 Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Eligible Employee shall be entitled to purchase shares of Stock pursuant to the exercise of an Option or a Purchase Right granted under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by a Participating Company) at a rate which exceeds $25,000 in fair market value, determined as of the Grant Date or the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which the Eligible Employee participates in the Plan.

         9.2 Pro Rata Allocation. In the event the number of shares of Stock which might be purchased by all Optionees and Participants exceeds the number of shares of Stock available in the Plan, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

         9.3 Rights as a Stockholder and Employee. An Optionee or a Participant shall have no rights as a stockholder by virtue of the grant of an Option or the Participant's participation in the Plan until the date of the issuance of a stock

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certificate(s) for the shares of Stock being purchased pursuant to the exercise of the Option or Purchase Right. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon an Optionee or a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Optionee's or the Participant's employment at any time.

10. Non-Transferability. An Option or Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee or the Participant only by the Optionee or Participant.

11. Amendment or Termination of the Plan. The Board may at any time amend or terminate the Plan, except that such termination cannot affect Options or Purchase Rights previously granted under the Plan, nor may any amendment make any change in an Option or Purchase Right previously granted under the Plan which would adversely affect the right of any Participant (except as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to section 423 of the Code), nor may any amendment be made without approval of the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares of Stock than are authorized for issuance under the Plan or would change the designation of corporations whose employees may be offered Options under the Plan.

12. Continuation of Initial Plan. Notwithstanding any other provision of the Plan to the contrary, the terms of the Initial Plan shall remain in effect and apply to all Offerings which commenced prior to the effective date of the Plan.

         IN WITNESS WHEREOF, the undersigned Secretary of Chips and Technologies, Inc. certifies that the foregoing is the Amended and Restated Employee Stock Purchase Plan as amended through April 18, 1996.


                                       /s/ Jeffery Anne Tatum
                                       ------------------------------


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                                   EXHIBIT B


                            IMMEDIATELY EXERCISABLE


                             STOCK OPTION AGREEMENT

                            IMMEDIATELY EXERCISABLE
                             STOCK OPTION AGREEMENT
                                    Between
                          CHIPS AND TECHNOLOGIES, INC.
                                      and

                          ___________________________


        You have been granted an option under the Amended and Restated Chips and Technologies, Inc. Employee Stock Purchase Plan (the "Plan"). This Agreement describes the terms and conditions of your option (the "Agreement").


Number of Shares      Your option is for ______ shares of the common stock of
                      Chips and Technologies, Inc., a Delaware corporation
                      ("Chips").

Option Price          You may purchase your option shares for $_______ per
                      share, which was the closing price of the common stock of Chips on the Grant Date.

Type of Option        This option is intended to be qualified under section 423
                      of the Internal Revenue Code of 1986, as amended (the
                      "Code"), but Chips does not warrant that it qualifies as such. You should consult with your own tax advisor regarding the tax effects of this option and the requirements necessary to obtain favorable income tax treatment under section 423 of the Code.

Grant Date            The "Grant Date" of your option is _________, 19__. This
                      is the date the Board of Directors of Chips approved your option grant.

Initial Vesting Date  The "Initial Vesting Date" of your option is ________,
                      19__. This is the date your option begins to vest.

Exercisability        You may exercise your option immediately in its entirety
                      after the Grant Date. However, if you buy unvested option shares, they may not be sold or otherwise transferred until they become vested (see Right of Repurchase below).

Term Your option will expire on __________, 19__, unless your employment with Chips (or a parent corporation or subsidiary corporation of Chips as defined in section 424 of the Code) is terminated as explained below, or unless Chips is involved in a "transfer of control" transaction as explained below.

Vesting of Option     On the Initial Vesting Date, _______ of the option shares
                      will be vested. Thereafter, _____ of the option shares will vest for each full month of your continuous employment with Chips (or a parent or subsidiary corporation of Chips) from the Initial




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                        Vesting Date.  Your option stops vesting when your
                        employment with Chips (or a parent corporation or subsidiary corporation of Chips) terminates. Vesting during an approved leave of absence is governed by the applicable Leave of Absence Policy in effect at the time you go on leave.

Right of Repurchase     You can buy shares that have not yet vested. The number
                        of shares you buy over and above your vested shares are "unvested shares." They may not be sold or otherwise transferred until they become vested.

                        If your employment with Chips (or a parent corporation or subsidiary corporation of Chips) terminates for any reason, with or without cause while you are holding unvested shares, or if you or your legal representative attempts to sell, exchange, transfer, pledge, or otherwise dispose of any unvested shares (other than pursuant to an "ownership change" as defined below), Chips may buy those unvested shares back from you at the option price you originally paid. If Chips wishes to exercise its right to repurchase the unvested shares, it must give you notice within 60 days after (i) the termination of your employment, or exercise of the option, if later, or (ii) Chips has received notice of the attempted disposition. Chips must exercise its right to repurchase the unvested shares, if at all, for all of the unvested shares, except as Chips and you otherwise agree. However, Chips will not repurchase your unvested shares if you transfer your unvested shares to your ancestors, descendants, or spouse or to a trustee for their benefit, provided that the transferee agrees in writing to take the shares subject to Chips' right of repurchase. In the event Chips is unable to exercise the right of repurchase under the provisions of Section 160 of the Delaware General Corporation Law, or the corresponding provisions of other applicable law, Chips has the right to assign the right of repurchase to one or more persons as may be selected by Chips' Board of Directors.

                        To ensure that the unvested shares will be available for repurchase, you may be required to deposit the certificate for the shares with an escrow agent designated by Chips under the terms and conditions of an escrow agreement approved by Chips.

                        If Chips exercises its right to repurchase your unvested shares, payment by Chips to the escrow agent on behalf of you or your legal representative will be made in cash within 60 days after the date of the mailing of the written notice. For purposes of this payment, cancellation of any outstanding promissory note that you have previously delivered to Chips will be treated at

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
                        payment in cash to the extent of the unpaid principal and any accrued interest canceled. Within 30 days after payment by Chips, the escrow agent will give the shares which Chips has purchased to Chips and give the payment received from Chips to you.

                        The certificates for unvested shares have stamped on them a special legend referring to Chips' right of repurchase. As your vesting percentage increases, you may request, at reasonable intervals, that Chips exchange those legended shares which have vested for shares that are freely transferable.

Transfer of Control     The following events constitute an "ownership change" of
                        Chips: (1) the direct or indirect sale or exchange by Chips' stockholders of all or substantially all of Chips' stock; (2) a merger in which Chips is a party; or
                        (3) the sale, exchange, or transfer of all or substantially all of Chips' assets (other than a sale, exchange, or transfer to one or more corporations where
                        Chips' stockholders before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

                        A "transfer of control" of Chips means an ownership change in which Chips' stockholders before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in Chips' voting stock.

                        In the event of a transfer of control, the Chips' Board of Directors may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, for such corporation to assume Chips' rights and obligations under this Agreement or substitute its own option for your Chips' option. Your option will terminate effective as of the date of the transfer of control to the extent that your option is neither exercised as of the date of the transfer of control nor assumed by the surviving, continuing, successor, or purchasing corporation, as the case may be.

Termination of          If your employment with Chips (or a parent corporation
Employment              or subsidiary corporation of Chips) terminates for any
                        reason, with or without cause, your option, to the extent unexercised, may be exercised (to purchase vested shares only) within 30 days after the date of your termination.

Restrictions on         You may not sell shares that you acquire by exercising
Resale: General         your option at any time you are in possession of
                        material inside information concerning Chips. In addition, sales of shares that

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
                           you acquire by exercising your option will be governed by Chips' employee trading policy, as in effect at the time of the proposed sale.

Restrictions on            If you are an officer of Chips, shares that you
Resale: Officers           acquire by exercising your option may only be sold
                           during the officers' trading restriction period. This period commences on the third business day following the release of quarterly financial results and ends twenty-one days thereafter, unless extended by Chips'
                           President or Chief Financial Officer.

Notice of Exercise         When you wish to exercise your option, you must send
                           an executed Notice of Exercise to:

                                 Chips and Technologies, Inc.
                                 2950 Zanker Road
                                 San Jose, California 95134
                                 Attn: Financial Services 1-7

                           Your notice must specify how many whole shares you wish to purchase, and must contain such representations and agreements as to your investment intent with respect to the shares as may be required by Chips. Your notice must be delivered in person or by certified mail to Chips' Stock Administrator prior to the expiration date of the term of the option, accompanied by an executed copy of the then current form of escrow instructions, if you are exercising your option for unvested shares, and full payment of the option price for the number of shares being purchased. The Notice of Exercise is effective when it is received by Chips. Chips will not be required to issue fractional shares upon the exercise of your option.

Form of Payment            When you submit your Notice of Exercise, you must
                           include payment of the option price for the number of shares you are purchasing. Payment may be made in one
                           (or a combination of two or more) of the following forms:

                              + Your personal check, a cashier's check, or a
                                money order;

                              + Irrevocable directions to a securities broker
                                approved by Chips to sell your option shares and to deliver all or a portion of the sale proceeds to Chips in payment of the option price. (The balance of the sales proceeds, if any, will be delivered to you.) The directions must be given by signing a form provided by Chips.

Withholding Taxes         In order to exercise your option, you must make
                          arrangements to pay any federal, state, foreign or local withholding taxes that may be due as a result of the option exercise. In the future, at any time requested by Chips, you must make arrangements to pay any federal, state, foreign or local withholding taxes that may be due as a result of any transfer of any shares acquired on exercise of your option, the operation of any federal or state law providing for the imputation of interest, or the lapse of any restriction with respect to any shares acquired on exercise of your option.

Certificate Registration  The certificate or certificates issued upon the exercise of your option will be registered in your name.

Restriction on Grant      The grant of your option and the issuance of shares
of Option and Issuance    upon the exercise of the option are subject to
Shares                    compliance with all of applicable requirements of
                          federal or state law with respect to such securities.
                          Your option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities law or other law or regulations. As a condition to the exercise of your option, Chips may require you to make any representation or warranty to Chips as may be necessary or appropriate to evidence compliance with any applicable law or regulation. Chips may place legends on the certificates for your option shares referring to any applicable federal or state securities law restrictions.

Transfer of Option        Prior to your death, only you may exercise your
                          option, and you cannot transfer or assign your option.
                          However, you may dispose of your option in your will.

                          Regardless of any marital property settlement agreement, Chips is not obligated to honor a Notice of Exercise from your former spouse, nor is Chips obligated to recognize your former spouse's interest in your option in any other way.

Changes in Stock          Appropriate adjustments shall be made in the number,
Subject to the Option     exercise price and class of shares of stock subject
                          to the option in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of Chips.

                          In the event of any such change in the capital structure of Chips, any and all new substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired upon exercise of your option will be immediately subject to Chips' right of repurchase with the same force and effect as the shares subject to the right of repurchase immediately before such event (see Right of Repurchase above).

Employee Rights            Your option or this Agreement do not give you the
                           right to be retained as an employee by Chips (or a parent corporation or subsidiary corporation of Chips). Chips reserves the right to terminate your employment at any time, with or without cause.

Stockholder Rights         You, or your estate or heirs, have no rights as a
                           stockholder of Chips until a certificate for your option shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs prior to the date your stock certificate is issued, except in the event of a change in the stock subject to the option as described above.

Applicable Law             This Agreement will be interpreted and enforced under
                           the laws of the State of California.

Other Agreements           The text of the Plan is incorporated in this
                           Agreement by reference. This Agreement and the Plan constitute the entire understanding between you and Chips regarding your option. Any prior agreements, understandings, commitments, or negotiations concerning your option are superseded.

Binding Effect             This Agreement shall inure to the benefit of and be
                           binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Amendment                  Chips may at any time amend or terminate the Plan
                           and/or your option. However, no amendment or termination may adversely affect your option without your consent, unless such amendment is necessary in order to enable the option to qualify as an incentive stock option.

Time of Expiration         Whenever there is a reference in this Agreement to a
                           date when your option expires, the option will expire on that date at 5:00 p.m. local time in San Jose, California.

        By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan, including Chips' right to repurchase unvested shares.

                                         CHIPS AND TECHNOLOGIES, INC.

                                         By:
                                            -----------------------------------

                                         OPTIONEE

                                         --------------------------------------